EXHIBIT 99.1

  Investment Corporation

AAMES INVESTMENT CORPORATION
Declares Initial Common Stock Dividend of $0.06 per share

Los Angeles, California, December 21, 2004 – Aames Investment Corporation (NYSE: AIC), a mortgage real estate investment trust, today announced that its Board of Directors declared a cash dividend of $0.06 per common share for the period from November 5, 2004, the date of Aames initial public offering, to year-end. The dividend is payable on January 31, 2005, to shareholders of record as of December 31, 2004. The ex-dividend date is December 29, 2004. New shareholders interested in receiving this dividend must purchase common stock on or before December 28, 2004.

The initial dividend represents the distribution of more than 90% of the estimated taxable earnings for the period from the Company’s reorganization and initial public offering on November 5, 2004 through year-end, exclusive of any net income earned by its taxable REIT subsidiary, Aames Financial Corporation, during the period, and therefore is not expected to be a return of capital.

“We are very pleased to declare our first dividend as a REIT,” stated A. Jay Meyerson, Aames Investment’s Chairman of the Board and Chief Executive Officer. “However, our initial dividend is reflective of the fact that we completed our initial public offering and began building our loan portfolio in early November,” Mr. Meyerson explained.

The Company expects to declare its first full regular quarterly dividend after the end of the first quarter ended March 31, 2005.

For more information, contact either Ronald J. Nicolas, Jr., Executive Vice President and Chief Financial Officer, or Jon D. Van Deuren, Senior Vice President, Finance and Chief Accounting Officer, in Aames Investment’s Investor Relations Department at (323) 210-5311 or at info@aamescorp.com via email.

Additional information may also be obtained by visiting www.aames.net, Aames Investment’s website.

Information Regarding Forward Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to ramp up our loan portfolio and our ability to pay dividends. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Aames Investment can give no assurance that its expectations will be attained. Such forward-looking statements speak only as of the date of this press release. Aames Investment expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

In addition, Aames Investment notes that a variety of factors could cause its actual results and experiences to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of Aames Investment’s business include the following: inability to originate subprime hybrid/adjustable mortgage loans; increased delinquency rates in our portfolio; increases in mortgage lending interest rates; adverse changes in the securitization and whole loan market for mortgage loans; decline in real estate values; decreases in earnings from the Aames Investment calling securitization trusts; limited cash flow to fund operations; dependence on short-term financing facilities; obligations to repurchase mortgage loans and indemnify investors; concentration of operations in California, Florida, New York and Texas; extensive government regulation; losses in securitization trusts; and intense competition in the mortgage lending industry. In addition, Aames Investment cannot guarantee compliance with the federal tax requirements applicable to REITs or Aames Investment’s effective operation within limitations imposed on REITs by federal tax rules. For a more complete discussion of these risks and uncertainties and information relating to the company, see the registration statement on Form S-11 (file no. 333-113890) filed with the SEC, including the prospectus contained therein, relating to the initial public offering of Aames Investment’s common stock, the Form 10-Q for the quarter ended September 30, 2004 and other filings with the SEC made by the company pursuant to the Securities Exchange Act of 1934.